UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

April 17, 2006

Date of report (Date of earliest event reported)

ADVO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11720	06-0885252
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

One Targeting Centre, Windsor, Connecticut 06095

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 285-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 17, 2006, ADVO, Inc. (“the Company”) scheduled a conference call to discuss the announcement regarding the joint distribution arrangement with the Los Angeles Times and MediaNews Group (see Item 8.01 below), and a preliminary outlook for the second quarter ended March 25, 2006. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS

On April 17, 2006, the Los Angeles Times, the Company and MediaNews Group’s LANG newspapers announced they had entered into a joint preprint insert distribution arrangement. Details of this arrangement are discussed in a joint press release which is attached as Exhibit 99.2 to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 17, 2006, issued by the Company.

99.2	Joint press release dated April 17, 2006, issued by the Los Angeles Times, ADVO, Inc. and MediaNews Group’s LANG newspapers.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVO, Inc.

Date: April 17, 2006

By:  /s/    JOHN D. SPERIDAKOS

        John D. Speridakos

        Vice President & Controller

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 17, 2006, issued by the Company.

99.2	Joint press release dated April 17, 2006, issued by the Los Angeles Times, ADVO, Inc. and MediaNews Group’s LANG newspapers.